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                                                                    Exhibit 23.3

                        [SULLIVAN & CROMWELL LETTERHEAD]


                                                                    May 24, 2002


The St. Joe Company,
    1650 Prudential Drive,
       Jacksonville, Florida 32207.



Dear Sirs:


     In connection with the registration under the Securities Act of 1933 (the "Act") of 8,050,000 shares of common stock, without par value (the "Common Stock"), of The St. Joe Company, we hereby consent to the reference to us under the heading "Legal Matters" in the prospectus contained in the registration statement (the "Registration Statement") relating to the Common Stock, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,


                                        SULLIVAN & CROMWELL